UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2022

DAKOTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-41349	85-3475290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

106 Glendale Drive, Suite A,
 Lead, South Dakota, United States 57754
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (605) 906-8363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 22, 2022, immediately following Dakota Gold Corp.'s (the "Company") annual meeting of stockholders, the board of directors of the Company appointed Alice D. Schroeder as a director of the Company.

Ms. Schroeder will serve on the Company's audit committee and nominating and corporate governance committee.

There is no arrangement or understanding between Ms. Schroeder and any other persons pursuant to which she was appointed as a director. There are no related party transactions between Ms. Schroeder and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Ms. Schroeder's compensatory arrangements with the Company are consistent with its standard compensatory arrangements with non-employee directors. Ms. Schroeder will receive annual board fees of $36,000 and, as chair of the Company's audit committee, an additional $14,000 in annual fees, for total annual fees of $50,000. Ms. Schroeder will also receive a grant of $40,000 of restricted share units of the Company, which will vest one year after the date of grant. In addition, Ms. Schroeder will receive a one-time initial grant of 100,000 stock options of the Company at an exercise price equal to the closing price of the Company's common shares the day prior to the grant date, exercisable until that date that is five years from the date of grant and vesting 1/3 on the grant date, 1/3 on first anniversary of the grant date and 1/3 on the second anniversary of the grant date.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2022, the board of directors of the Company approved a change to the Company's fiscal year end from March 31 to December 31. The Company will file a transition report on Form 10-KT for the transition period from March 31, 2022 to December 31, 2022.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on August 22, 2022 (the "Meeting"). At the Meeting, by a vote of stockholders entitled to vote, the stockholders voted upon and approved proposals to:

i. elect six directors (Gerald Aberle, Jonathan Awde, Jennifer Grafton, Amy Koenig, Stephen O'Rourke and Robert Quartermain) to serve for a term that expires on the date of the Company's next annual meeting of stockholders (the "Director Proposal");

ii. ratify the appointment of Ham, Langston & Brezina, L.L.P. as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2023 (the "Auditor Proposal"); and

iii. approve the Dakota Gold Corp. 2022 Stock Incentive Plan (the "Incentive Plan Proposal").

Election results for the Director Proposal are as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Gerald Aberle	30,705,891	1,116,910	5,836,250
Jonathan Awde	30,915,469	907,332	5,836,250
Jennifer Grafton	31,670,692	152,109	5,836,250
Amy Koenig	31,670,629	152,172	5,836,250
Stephen O'Rourke	30,738,559	1,084,242	5,836,250
Robert Quartermain	31,564,299	258,502	5,836,250

Election results for the Auditor Proposal are as follows:

For	Against	Abstain
37,632,035	10,834	16,182

Election results for the Incentive Plan Proposal are as follows:

For	Against	Abstain	Broker Non-Votes
30,348,937	1,437,487	36,377	5,836,250

Item 7.01. Regulation FD Disclosure.

A copy of the Company's press release announcing Ms. Schroeder's appointment to the board is attached as Exhibit 99.1 to this report.

The information furnished under this Item 7.01, including the press release, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GOLD CORP.
(Registrant)
Date: August 25, 2022

	By:	/s/ Shawn Campbell
Name: Shawn Campbell
Title: Chief Financial Officer